Exhibit 99.1

August 12, 2015	Company Press Release	Flowers Foods (NYSE: FLO)

FLOWERS FOODS TO ACQUIRE DAVE’S KILLER BREAD

Nation’s #1 organic bread brand poised for growth

THOMASVILLE, Ga.— Flowers Foods, Inc. (NYSE: FLO) today announced a definitive agreement to acquire Dave’s Killer Bread, the best-selling organic bread in the U.S., from its existing shareholders, including members of the Dahl family and Goode Partners, for approximately $275 million in cash. The acquisition, which is subject to regulatory approval and customary closing conditions, is expected to be completed in the third quarter of 2015.

Founded as Nature Bake in 1955 by the Dahl family, the company assumed the name of its best-selling variety, Dave’s Killer Bread, after it was an instant hit at the Portland Farmer’s Market, where it launched in 2005. Dubbed the “best bread in the universe,” by loyal fans, Dave’s Killer Bread has grown to offer 17 varieties of whole-grain organic bakery products distributed across Canada and the U.S., and is now the largest organic bread company in North America. Its products have no artificial ingredients and are certified USDA organic, Non-GMO Project verified and rich with protein, fiber and whole grains, seeded all the way around and through.

Dave’s Killer Bread employs 300 and operates one bakery in Milwaukie, Ore. Once the transaction is complete, it will be an independent subsidiary and is expected to continue expansion of its Oregon operations.

“We are very excited about the pending acquisition of Dave’s Killer Bread,” said Allen L. Shiver, Flowers’ president and chief executive officer. “This is a well-positioned, fast growing company with excellent brand equity and an on-trend organic portfolio that appeals to today’s consumers. The Dahl family and Goode Partners have built a great brand with a commitment to quality and community, two attributes that Flowers values tremendously. We are especially pleased to welcome the Dave’s Killer Bread team members who will bring expertise and experience to our company.”

Shiver noted that in addition to a new category, new brand, new products, and new customers, the acquisition would expand Flowers’ geographic reach into the Pacific Northwest and Canada. “The Dave’s Killer Bread team bakes bread that is truly unique. We see strong growth potential across our direct-store-delivery and warehouse businesses as we leverage our strengths to offer Dave’s Killer Bread products to Flowers’ existing customers nationwide,” he said.

John Tucker, Dave’s Killer Bread president and chief executive officer, sees tremendous opportunity ahead: “It takes a special bakery to bake the Dave’s Killer Bread way – you’ve got to have the right equipment, the right people, and the right heart. That’s why the partnership with Flowers Foods is such a great fit. Flowers Foods has a long history of producing whole grain breads, a deep understanding of the unique process that’s required to bake a bread like Dave’s, and full intention to maintain what makes our bread powerfully different: organic, whole grain and non-GMO ingredients and a commitment to seeing the potential in our people.”

With anticipated fiscal 2016 sales of $160 million to $170 million, Dave’s Killer Bread generated a revenue compound average growth rate of 32% over the past three years, driven by a dedicated and loyal customer base, geographic and channel growth and great tasting products. According to IRI data*, the organic bread market has grown at a rate of 27% over the past four years, significantly outperforming the broader $23 billion retail baked goods market. IRI data also illustrates Dave’s Killer Bread’s successful track record of growth, showing the brand increased retail sales by 25% in the past year, and by 168% versus three years prior.

Flowers plans to fund the acquisition using its existing revolving credit facility and available cash. The company anticipates the transaction will be neutral to fiscal 2015 earnings.

Deutsche Bank acts as financial advisor to Flowers Foods on the transaction. Jones Day LLP is Flowers Foods’ legal counsel. Dave’s Killer Bread is represented by Davis Wright Tremaine LLP.

*	Source: IRI, 52 weeks ending August 2, 2015

Analysts Conference Call

Flowers Foods will host a conference call at 8:30 a.m. (Eastern) on August 13, 2015, to discuss its second quarter earnings and the pending transaction with investors. The call will be broadcast live on www.flowersfoods.com, and can be access by clicking on the webcast link on the home page. The call also will be archived on the company’s website.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2014 sales of $3.75 billion. Flowers operates bakeries across the country that produce a wide range of bakery products, including Nature’s Own, the company’s top brand, which was developed by Flowers in 1977 as a healthier bread choice with no artificial colors, flavors or preservatives. Today, Nature’s Own is America’s best-selling bread brand with more than $1 billion in retail sales. Learn more at www.flowersfoods.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our the company’s plans, objectives, expectations and intentions with respect to the acquisition of Dave’s Killer Bread, the expected impact of the acquisition on the future earnings of the company, the expected timing of the closing of the acquisition, and integration plans and expected business opportunities and benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to (a) the inability of the parties to consummate the acquisition or the failure of the company to successfully integrate Dave’s Killer Bread or realize expected business opportunities and benefits; (b) competitive conditions in the baked foods industry, including promotional and price competition, (c) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (d) the success of productivity improvements and new product introductions, (e) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (f) fluctuations in commodity pricing, (g) energy and raw material costs and availability and hedging and counterparty risk, (h) our ability to fully integrate recent acquisitions into our business, (i) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value; (j) consolidation within the baking industry and related industries; (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, and (l) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Investor Contact: Marta Jones Turner (229) 227-2348

Media Contact: Paul Baltzer (229) 227-2380

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